Silberstein Ungar, PLLC CPAs and Business Advisors

Phone (248) 203-0080

Fax (248) 281-0940

30600 Telegraph Road, Suite 2175

Bingham Farms, MI 48025-4586

www.sucpas.com

July 24, 2014

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors

Valuesetters Inc.

White Plains, New York

To Whom It May Concern:

Silberstein Ungar, PLLC hereby consents to the use in the Form 10/A Amendment No.1, General Form for Registration of Securities pursuant to Section 12(b) or (g) of the Securities Exchange Act of 1934, filed by Valuesetters, Inc. of our report dated August 30, 2013, relating to the financial statements of Valuesetters, Inc. as of and for the years ended April 30, 2013 and 2012.

Sincerely,

/s/ Silberstein Ungar, PLLC

Silberstein Ungar, PLLC